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                                                                    Exhibit 23.1


The Board of Directors
KEMET Corporation

We consent to the use of our report dated April 30, 1999 on the consolidated financial statements of KEMET Corporation and subsidiaries as of March 31, 1998 and March 31, 1999, and for each of the years in the three year period then ended included or incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                                    KPMG LLP

Greenville, South Carolina
December 16, 1999